SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:

☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under §240.14a-12

Intersections Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INTERSECTIONS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2006

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Intersections Inc. (the “Company”) will be held at the Washington Dulles Airport Marriott, 45020 Aviation Drive, Dulles, Virginia 20166, on Wednesday, May 24, 2006, at 11:00 in the morning, local time, for the following purposes:

1. To elect eight Directors.

2. To approve the 2006 Stock Incentive Plan.

3. To approve the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.

4. To transact such other business as may properly come before the meeting, or any adjournment thereof.
      Stockholders of record at the close of business on March 30, 2006 shall be entitled to notice of, and to vote at the meeting.

By order of the Board of Directors

Michael R. Stanfield

Chairman of the Board
Dated: April 21, 2006
Chantilly, Virginia
IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

PROXY STATEMENT
1. ELECTION OF DIRECTORS
NOMINEES FOR ELECTION
2. PROPOSAL TO APPROVE THE 2006 STOCK INCENTIVE PLAN.
3. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Summary Compensation Table
Aggregated Option Exercises in 2005 and December 31, 2005 Option Values
PRINCIPAL STOCKHOLDERS
COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN* AMONG INTERSECTIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE S & P DIVERSIFIED COMMERCIAL & PROFESSIONAL SERVICES INDEX
OTHER MATTERS
2006 STOCK INCENTIVE PLAN OF INTERSECTIONS INC.

INTERSECTIONS INC.
14901 BOGLE DRIVE
CHANTILLY, VIRGINIA 20151

PROXY STATEMENT

       The accompanying Proxy is solicited by the Board of Directors of Intersections Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Washington Dulles Airport Marriott, 45020 Aviation Drive, Dulles, Virginia 20166, on Wednesday, May 24, 2006, at 11:00 in the morning, local time, or any adjournments or postponements thereof. Holders of record of the Company’s Common Stock at the close of business on March 30, 2006 shall be entitled to vote on the matters presented at the Meeting. On March 30, 2006, 16,720,606 shares of Common Stock were issued and outstanding and entitled to vote with respect to all matters to be acted upon at the Meeting.
      Each proxy duly executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, by electing to revoke its proxy and vote its shares personally. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.
      There is being mailed herewith to each stockholder of record the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2005, which includes the Company’s Annual Report on Form 10-K (excluding exhibits) as filed with the Securities and Exchange Commission. It is intended that this Proxy Statement and form of Proxy will first be sent or given to stockholders on or about April 21, 2006. Additionally, you can access a copy of the Annual Report on the Company’s web site at www.intersections.com.
      Each holder of Common Stock is entitled to one vote for each share of stock held by such holder. The presence, in person or by proxy, of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting. In accordance with Delaware law, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors will be elected by a plurality of the votes cast at the Annual Meeting; each other item on the agenda must receive the affirmative vote of a majority of the shares voted at the Annual Meeting in order to pass. Abstentions are counted in the calculation of the votes cast with respect to any of the matters submitted to a vote of stockholders, whereas broker non-votes are not counted in determining the votes cast with respect to any of these matters submitted to a vote of stockholders.
      A list of our stockholders will be available for inspection for any purpose germane to the Meeting during normal business hours at our offices at least ten days prior to the Meeting.
      The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

      It is expected that the following business will be considered at the meeting and action taken thereon:
1.     ELECTION OF DIRECTORS
      Pursuant to the Certificate of Incorporation and Bylaws, as amended, the director nominees elected at this Meeting will be elected to serve one-year terms that expire upon the date of the next annual meeting or until their respective successors are duly elected and qualified. The authorized number of directors is presently eight. Each of the current directors has been nominated by our nominating/corporate governance committee and has decided to stand for re-election. It is intended that the accompanying form of Proxy will be voted for the nominees set forth below, each of whom is presently a director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors’ judgment, the substitution of some other person or persons for these nominees, shares will be voted for such other persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a director.
      The following table sets forth certain information with respect to the nominees:
NOMINEES FOR ELECTION

		Served as a
Name	Age	Director Since

Michael R. Stanfield	55	1996
Thomas G. Amato	60	2004
Thomas L. Kempner	78	1996
David A. McGough	47	1999
Norman N. Mintz	71	1996
David M. Phillips	67	1999
Steven F. Piaker	43	2000
William J. Wilson	69	1996
      Michael R. Stanfield co-founded CreditComm, the predecessor to Intersections, in May 1996 and has been Chairman, Chief Executive Officer and a Director since that time. Mr. Stanfield joined Loeb Partners Corporation in November 1993 and served as a Managing Director at the time of his resignation in August 1999. Mr. Stanfield has been involved in management information services and direct marketing through investments and management since 1982, and has served as a director of CCC Information Services Inc. and BWIA West Indies Airways. Prior to beginning his operational career, Mr. Stanfield was an investment banker with Loeb, Rhoades & Co. and Wertheim & Co. He holds a B.B.A. in Business Administration from Emory University and an M.B.A. from Columbia University.
      Thomas G. Amato has served on our Board of Directors since January 2004. Mr. Amato currently serves as the Chief Financial Officer of Sentinel Business Systems, Inc., a position he has held since March 2004. Mr. Amato served as Chief Financial Officer of Wavesmith Networks, Inc. from October 2001 until August 2002, and as Vice President and Chief Financial Officer of Tachion Networks, Inc., from January 2000 to September 2001, both of which are privately held telecommunications equipment companies.
      Thomas L. Kempner has served on our Board of Directors since the inception of CreditComm, the predecessor to Intersections Inc. Mr. Kempner has been Chairman and Chief Executive Officer of Loeb Partners Corporation and its predecessors since 1979. Mr. Kempner is currently a director of Dyax Corporation, FuelCell Energy, Inc., IGENE Biotechnology, Inc., and Intermagnetics General Corporation; and is currently a director emeritus at Northwest Airlines, Inc.
      David A. McGough has served on our Board of Directors since August 1999. For more than twenty years, Mr. McGough has been President, Chief Executive Officer and Director of Digital Matrix Systems, Inc. and DMS Services, Inc., companies that specialize in credit data and risk analysis.

      Norman N. Mintz has served on our Board of Directors since the inception of CreditComm, the predecessor to Intersections. Mr. Mintz has been Vice President and Managing Director of Loeb Partners Corporation since 1999. Previously, he was the Executive Vice President for Academic Affairs for Columbia University, where he taught economics, and has been a Professor at New York University and Syracuse University. Mr. Mintz holds a Ph.D. in Economics and Finance from New York University.
      David M. Phillips has served on our Board of Directors since August 1999. Since 2003, Mr. Phillips has served as Chairman and Chief Executive Officer of Evare, LLC. From 1999 to 2003, Mr. Phillips served as the Executive in Residence at the University of North Carolina at Wilmington. For more than five years prior to that, Mr. Phillips was Chairman and a Director of CCC Information Services and was Chief Executive Officer until his retirement in April 1999. Mr. Phillips is currently a Director of Heritage Mutual Fund, a publicly held mutual fund.
      Steven F. Piaker has served on our Board of Directors since January 2000. Since August 1994, Mr. Piaker has been a Partner of CCP Equity Partners and its predecessor company, Conning Capital Partners, a private equity firm. He is currently a Director of Finetre Corporation, MezzCap Finance, MMV Financial, Inc., PayCycle, Inc. and Princeton ecom Corporation. Prior to our initial public offering, the holders of our Series C preferred stock had the right to designate two members of our Board of Directors, and Steven F. Piaker previously served as their designee.
      William J. Wilson has served on our Board of Directors since the inception of CreditComm, the predecessor to Intersections. Mr. Wilson currently is a principal of CAMBIAR LLC, a consulting firm, and is the sole proprietor of Wilson Connexions LLC. Until his retirement in 2003, Mr. Wilson was Chief Executive Officer and Chairman of the Board of Directors of market research company Roper Starch Worldwide Inc., and then Executive Chairman of NOP World, a division of United Business Media Ltd., which acquired Roper Starch Worldwide in August 2001.
      The Board of Directors of the Company recommends a vote FOR the election of each named nominee.
Corporate Governance Principles

Corporate Governance Principles and Committee Charters
      Our Board of Directors has adopted a comprehensive set of corporate governance principles to reflect its commitment to corporate governance and the role of such principles in building and sustaining stockholder value. These principles are discussed more fully below and are set forth in our Corporate Governance Guidelines and Principles, our Code of Business Conduct and Ethics and the committee charters for our audit committee, compensation committee and nominating/corporate governance committee. These documents are available under the “Investor Relations” section of our web site at www.intersections.com, or by written request to Investor Relations, 14901 Bogle Drive, Suite 300, Chantilly, VA 20151.

Governance Guidelines
      Our Corporate Governance Guidelines and Principles sets forth overall standards and policies for the responsibilities and practices of our Board of Directors and its committees, including reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions; ensuring processes are in place for maintaining our company’s integrity; assessing our major risks and reviewing options for their mitigation; selecting, evaluating and compensating our chief executive officer and overseeing succession planning; and providing counsel and oversight on the selection, evaluation, development and compensation of senior management.

Code of Business Conduct and Ethics
      All of our employees, including our chief executive officer, chief financial officer and principal accounting officer, and our directors are required to comply with our code of business conduct and ethics.

It is our intention to disclose any amendments to, or waivers from, any provisions of this code as it applies to our chief executive officer, chief financial officer and principal accounting officer on our web site within three business days of such amendment or waiver.

Independent Directors
      The Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Stanfield and Mr. McGough is independent under the criteria established by Nasdaq for independent board members. In addition, the Board of Directors has determined that the members of the audit committee meet the additional independence criteria required for audit committee membership.

Audit Committee
      Our current audit committee consists of Messrs. Amato, Piaker and Wilson. The Board of Directors has determined that Mr. Amato is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. Each member of the audit committee is an independent director and meets each of the other requirements for audit committee members under applicable Nasdaq listing standards. The principal responsibilities of the audit committee are:

•	To assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information the Company provides to its stockholders, any governmental body or the public; the Company’s systems of internal controls, established by management and the Board of Directors, regarding finance, accounting, legal compliance and ethics; and the Company’s auditing, accounting and financial reporting processes generally;

•	To serve as an independent and objective body to monitor the Company’s financial reporting process and internal control system;

•	To select, evaluate and, when appropriate, replace the Company’s independent auditors;

•	To review and appraise the audit efforts of the Company’s independent accountants and internal auditing department; and to provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department (or other personnel responsible for the internal audit function), and the Board of Directors;

•	To establish procedures for (i) the receipt, retention and treatment of complaints received by the Company, regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

•	To approve all related party transactions.

Compensation Committee
      Our current compensation committee consists of Messrs. Kempner, Phillips and Wilson. Each member of the compensation committee is an independent director under applicable Nasdaq listing standards, an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The principal duties of the compensation committee are:

•	To ensure the Company’s senior executives are compensated effectively in a manner consistent with the Company’s stated compensation strategy, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies; and

•	To communicate to stockholders the Company’s compensation policies and the reasoning behind such policies, as required by the SEC.

Executive Committee
      Our current executive committee consists of Messrs. Kempner, Piaker and Stanfield. The principal duties of the executive committee are:

•	To exercise the authority of the Board of Directors with respect to matters requiring action between meetings of the Board of Directors; and

•	To decide issues from time to time delegated by the Board of Directors.

Nominating/ Corporate Governance Committee
      Our current nominating/corporate governance committee consists of Messrs. Amato, Mintz and Phillips. Each member of this committee is an independent director under applicable Nasdaq listing standards. The principal duties of the nominating/corporate governance committee are:

•	To recommend to the Board of Directors proposed nominees for election to the Board of Directors by the stockholders at annual meetings, including an annual review as to the renominations of incumbents and proposed nominees for election by the Board of Directors to fill vacancies which occur between stockholder meetings;

•	To develop and recommend to the Board of Directors a code of business conduct and ethics and to review the code at least annually;

•	To make recommendations to the Board of Directors regarding corporate governance matters and practices and to oversee an annual evaluation of the performance of the Board of Directors and management; and

•	To annually evaluate this committee’s performance and charter.

Nomination of Directors
      The Board as a whole is responsible for nominating individuals for election to the Board of Directors by the stockholders and for filling vacancies on the Board of Directors that may occur between annual meetings of the stockholders. The nominating/corporate governance committee is responsible for identifying, screening and recommending candidates to the entire Board based upon the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board of Directors, and will consider suggestions for potential directors from other directors or stockholders.
      Stockholders who wish to recommend a nominee should send nominations directly to the Secretary of the Company that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, including the nominee’s name and business experience. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The recommendation must be received by the Secretary of the Company not later than the date for stockholder proposals set forth herein under “Other Matters — Stockholder Proposals.”
      We did not receive for this Meeting any recommended nominees for director from any of our stockholders. We do not currently pay any fees to third parties to identify or evaluate or assist in identifying or evaluating potential nominees for director.
      In evaluating a person as a potential nominee to serve as a director of the Company, our nominating/corporate governance committee considers, among other factors, the following:

•	Whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with the Company, its management or their affiliates;

•	Whether or not the person serves on boards of, or is otherwise affiliated with, competing companies;

•	Whether or not the person is willing to serve as, and willing and able to commit the time necessary for the performance of the duties of, a director of the Company;

•	The contribution which the person can make to the Board of Directors and the Company, with consideration being given to the person’s business and professional experience, education and such other factors as the committee may consider relevant; and

•	The character and integrity of the person.
      The committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for audit committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the committee determines whether to interview the prospective nominee and, if warranted, one or more members of the committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the committee makes a recommendation to the full Board as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the committee.
      There are no differences in the manner in which the nominating/corporate governance committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.

Board and Committee Meetings
      In the fiscal year ended December 31, 2005, there were nine meetings of the Board of Directors, eight meetings of the audit committee, two meetings of the compensation committee, no meetings of the executive committee and one meeting of the nominating/corporate governance committee. Each Director of the Company attended or participated in excess of 75% of the total number of meetings of the Board of Directors and committees on which he served, except for Mr. Phillips, who attended approximately 60% of the total number of meetings of the Board of Directors and committees on which he served. Board members are strongly encouraged to attend our annual meeting of stockholders. Each of our directors attended our 2005 annual meeting.

Communications with Non-Management Directors
      The nominating/corporate governance committee approved a process for handling communications received by the Company and addressed to non-management members of the Board of Directors. Stockholders and other parties interested in communicating with any directors of the Company (or the Board of Directors as a group), may do so by writing to the Secretary of the Company, at the Company’s principal executive offices. He will review all such correspondence and regularly forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in his opinion, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires the attention of the Board of Directors. The Board of Directors, or any member thereof, may at any time request that copies of all such correspondence be forwarded to the Board of Directors.
      Correspondence relating to accounting, internal controls or auditing matters are handled by the audit committee in accordance with its procedures. Communications which consist of stockholder proposals must instead follow the procedures set forth under “Other Matters — Stockholder Proposals” and, in the case of recommendations for director candidates, the procedures set forth under “Corporate Governance Principles — Nomination of Directors.”

Executive Sessions of Non-Management Directors
      The non-management directors of our Board meet in executive session several times during the year, generally at regularly scheduled meetings of the Board of Directors or as considered necessary or appropriate. A presiding director is chosen by the non-management directors to preside at each meeting and does not need to be the same director at each meeting.

Compensation of Directors
      In 2005, we paid a quarterly fee of $3,000 and a fee of $3,000 per meeting to each non-employee director who attended a Board meeting in person. In addition, the Chairman of our audit committee was paid a quarterly fee of $1,500. We also granted options to acquire 3,000 shares of our common stock at an exercise price equal to the fair market value on the date of grant to each of our non-employee directors. For 2006, each non-employee director will receive (i) an annual cash retainer of $30,000, payable in quarterly installments, and (ii) subject to stockholder approval of the Company’s 2006 Stock Incentive Plan at this Meeting, a grant of restricted stock units for 5,000 shares. In addition, the Chairman of our audit committee will be entitled to an additional annual cash retainer of $6,000, payable in quarterly installments. We also reimburse our non-employee directors for reasonable expenses they incur in attending Board or committee meetings.
2.     PROPOSAL TO APPROVE THE 2006 STOCK INCENTIVE PLAN.
      On March 8, 2006, the Board of Directors approved the Intersections Inc. 2006 Stock Incentive Plan (the “2006 Stock Incentive Plan”), subject to the approval of the shareholders of the Company at this Meeting. The purpose of the 2006 Stock Incentive Plan is to advance the interests of the Company by encouraging and enabling the acquisition of a larger personal proprietary interest in it by its key employees, directors, consultants and independent contractors who are employed by, or perform services for, it and its subsidiaries and upon whose judgment and keen interest the Company is largely dependent for the successful conduct of its operations.
      The 2006 Stock Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock awards and/or restricted stock unit (“RSU”) awards (collectively, “Awards”).
      The following is a summary of certain provisions of the 2006 Stock Incentive Plan and is qualified in its entirety by reference to the specific language of the 2006 Stock Incentive Plan, a copy of which is attached as Exhibit A.
Administration
      The 2006 Stock Incentive Plan is administered by the compensation committee, which is composed of at least two members of the Board of Directors, each of whom satisfies the requirements for a “non-employee director” within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, and an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code. Pursuant to the 2006 Stock Incentive Plan, the compensation committee selects participants to whom Awards will be granted and determines the type, size, terms and conditions of Awards, including the per share purchase price and vesting provisions of stock options and the restrictions or performance criteria relating to restricted shares and RSUs.
Securities Offered
      Under the 2006 Stock Incentive Plan, the aggregate number of shares of Common Stock that may be issued pursuant to Awards may not exceed 2,500,000 shares. A maximum of 2,250,000 shares may be the subject of Awards awarded to any single individual during any calendar year. Such 2,500,000 total number of shares may be authorized but unissued shares or previously issued shares reacquired by us, including shares purchased on the open market. The number of shares is subject to adjustment resulting from certain changes in the capitalization or corporate structure of the Company. If Awards granted under the 2006 Stock Incentive Plan expire or terminate for any reason prior to being exercised, Awards with respect to the unissued shares subject thereto may again be granted under the 2006 Stock Incentive Plan; provided, however, that any RSUs as to which a cash payment has been made in settlement thereof shall continue to reduce, by an equivalent number of shares, the number of shares which may again be made subject to Awards.
      On April 13, 2006, the closing price of a share of common stock of the Company was $10.35.

Eligibility
      All of our (and any of our subsidiaries’) key employees (including officers who are also directors), directors, consultants and independent contractors are eligible to receive Awards under the 2006 Stock Incentive Plan. Awards under the 2006 Stock Incentive Plan are granted at the sole discretion of the compensation committee. In determining the amount and form of an award, consideration is given to the functions and responsibilities of the individual, his or her potential contributions to the success of the Company, and other factors deemed relevant by the compensation committee. The granting of an Award does not confer upon the participant any right to continue in the employ or service of the Company or affect any right or power of the Company to terminate the services of such participant at any time.
      We estimate that, as of April 1, 2006, six executive officers, seven non-employee directors and approximately 25 key employees and consultants and independent contractors of the Company and its subsidiaries will be eligible to receive Awards under the 2006 Stock Incentive Plan.
New Plan Benefits
      The compensation committee has approved the granting of 569,000 RSUs under the 2006 Stock Incentive Plan, subject to compliance with certain obligations under the federal securities laws and stockholder approval of the 2006 Stock Incentive Plan at this Meeting. Approval of the 2006 Stock Incentive Plan will constitute approval of these grants. The following table sets forth certain information regarding the RSUs to be granted if stockholder approval is obtained.

Number of
Name	RSUs(1)

Michael R. Stanfield	150,000
Kenneth D. Schwarz	75,000
C. Patrick Garner	40,000
Neal Dittersdorf	40,000
George K. Tsantes	40,000
Executive Group (6 persons)	410,000
Non-Executive Director Group (7 persons)	35,000
Non-Executive Officer Employee Group (22 persons)	124,000

(1)	All RSUs will vest in three equal annual installments beginning on March 1, 2007.
      Other than as described above, because awards under the 2006 Stock Incentive Plan are granted at the discretion of the compensation committee, it is not possible for us to determine the amount of any other awards that may be granted to any of the participants if the plan is approved by the stockholders.
Options
      Grant of Options. The compensation committee has the sole discretion to determine the number of Options to be granted to any eligible person under the 2006 Stock Incentive Plan, the number of shares of Common Stock subject to the Options, and whether to grant the Options as “incentive stock options” or “non-qualified stock options”. The aggregate fair market value of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all stock plans of the Company and its Subsidiaries) cannot exceed $100,000; to the extent this limit is exceeded, the Options shall be treated as non-qualified stock options.
      Reload Options. The compensation committee has the discretion to include a reload Option right which will entitle the holder, upon exercise of such original Option (prior to the Option holder’s termination of service) to receive a new Option.

      Option Exercise Price. The purchase price of shares of Common Stock issuable upon the exercise of Options will be determined by the compensation committee at the time of grant; however, the purchase price may not be less than 100% of the fair market value of the shares on the date of grant.
      Exercisability of Options. Options may be exercisable as determined by the compensation committee at the time of grant but in no event after ten years from the date of grant. Options are exercisable by delivery to the Company of a duly signed notice in writing to such effect, together with the option certificate and the full purchase price of the shares purchased pursuant to the exercise of the Option.
      Payment of Option Exercise Price and Issuance of Shares of Common Stock. The Option’s exercise price will be payable by any one or more of the following methods: in cash, by check, by delivery to the Company of shares already owned by the Option holder for at least six months, by payment through a broker in accordance with applicable law or by such other methods as the compensation committee may permit from time to time.
      Treatment of Options on a Sale. In the event of a Sale (as defined in the 2006 Stock Incentive Plan) where the consideration is solely in the form of cash, the Board of Directors may, in its sole discretion, provide that the holder of any unexercised Options will be entitled to cash equal to the amount of cash such holder would have received if he or she had actually owned the shares subject to the Option minus the purchase price that would have been payable for such shares upon the exercise of the Option, subject to adjustments as provided under the 2006 Stock Incentive Plan. If the consideration for the Sale is in shares or part shares and part cash, the Board of Directors will provide for the assumption or substitution of the Options (with appropriate adjustments to retain the value of the Options).
Restricted Stock Awards
      A “restricted stock award” is a grant by the compensation committee of shares of Common Stock or the right to purchase shares of Common Stock at a price determined by the compensation committee at the time of grant, subject to a restriction period specified in the award. During the restriction period, the shares may not be transferred and are subject to forfeiture unless and until specific conditions established by the compensation committee at the time of grant are met. The conditions may be based on continuing employment or achieving pre-established performance objectives, or both. The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions on transfer thereof expire or are removed, and each certificate evidencing a restricted stock award shall bear a legend making appropriate reference to the restrictions imposed.
      Share Certificates. Certificates for the shares granted or purchased pursuant to restricted stock awards will be issued in the names of the holders thereof and shall bear a legend making appropriate reference to the restrictions imposed, but the certificates will be retained by the Company for the holders’ accounts and will not be delivered to such holders until the restrictions imposed on the transfer of the shares shall have lapsed.
      Shareholder Rights. The holder of a restricted stock award will have the right to vote the shares registered in his or her name. Dividends and distributions (including stock dividends and distributions in the event of a split-up, conversion, exchange, reclassification or substitution) with respect to the shares will be retained by the Company for the holder’s account, to be distributed to the holder at the time, and to the extent that, the restrictions imposed on the transfer of such shares shall have expired or lapsed.
Restricted Stock Unit Awards
      Terms and Conditions. RSUs are similar to restricted stock except that the award takes the form of stock units instead of shares. An “RSU award” is the grant by the compensation committee of a right to receive payment or Common Stock from the Company, upon the expiration of a vesting period, in an amount equal to (1) the fair market value of a share of Common Stock on the date of the expiration, multiplied by (2) the number of RSUs credited to the holder pursuant to the award and as to which the vesting period has expired. RSUs may be settled in shares of Common Stock or cash, or a combination of both. During the restriction period, a holder of RSUs does not have voting or other shareholder rights.
Assignability
      Awards and all rights thereunder are non-assignable and non-transferable except to the extent that the estate of a deceased holder is entitled thereto. Awards (other than incentive stock options) may be transferred to family members or other persons or entities pursuant to such terms as the compensation committee may approve.
Termination of Employment and Acceleration Events
      Options become immediately exercisable in full upon the retirement of the holder after reaching the age of 65, upon the disability (as determined by the compensation committee in its sole discretion) or death of the holder while in the employ or service of the Company, upon a Change in Control (as defined in the 2006 Stock Incentive Plan), or Sale while the holder is in the employ or service of the Company, or upon the occurrence of such special circumstances as in the opinion of the compensation committee merit special consideration.
      Options terminate following the holder’s termination of employment or service except that the holder shall have until the expiration of three months from the cessation of the holder’s employment or service with the Company and its Subsidiaries (without regard to any period of severance) to exercise any unexercised Option the holder could have exercised on the day on which he left the employ or service of the Company and its Subsidiaries (including any Options that become exercisable under the circumstances described in the preceding paragraph); provided, however, that in the event of the holder’s termination because of a violation of duties, all unexercised Options will terminate immediately upon the termination of the holder’s employment or service. The exercise period is extended to six months in the case of the holder’s disability or the death of the holder, in which case the Option would be exercisable by the holder’s estate.
      All restrictions with respect to restricted stock awards will immediately cease upon the death or disability of the holder, upon a Change in Control or Sale, all while the holder is in the employ or service of the Company, or as the compensation committee shall determine.
      The vesting period with respect to RSU awards will completely expire, and all amounts will become payable, immediately upon the death or disability of the holder, upon a Change in Control or Sale, all while the holder is in the employ or service of the Company, or as the compensation committee shall determine.
Amendment, Effective Date and Termination of the 2006 Stock Incentive Plan
      The Board of Directors or the compensation committee at any time may withdraw or amend the 2006 Stock Incentive Plan and, with the consent of the affected holder of an outstanding Award, at any time, may withdraw or amend the terms and conditions of outstanding Awards; provided, however, that the Board of Directors or the compensation committee may amend the terms of the 2006 Stock Incentive Plan or any outstanding Awards, without the consent of affected holders, to comply with the applicable requirements of Section 409A of the Code. Any amendment which would increase the number of shares issuable pursuant to the 2006 Stock Incentive Plan, or with respect to any individual, or change the class of persons to whom Incentive Awards may be granted, shall be subject to the approval of the stockholders of the Company within one year of the amendment. A determination of the compensation committee as to any question which may arise with respect to the interpretation of the provisions of the 2006 Stock Incentive Plan and any Awards shall be final. The compensation committee may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the 2006 Stock Incentive Plan, as it may deem advisable to make the 2006 Stock Incentive Plan and any Awards effective or to provide for their administration, and may take such other action with regard to the 2006 Stock Incentive Plan and any Awards as it shall deem desirable to effectuate their purpose.

      The 2006 Stock Incentive Plan is conditioned upon approval by the stockholders of the Company at this Meeting. Any Awards granted prior to the date of approval by the stockholders of the Company are conditioned upon stockholder approval. If such stockholder approval is not obtained, then the 2006 Stock Incentive Plan and any Awards granted thereunder will be void and of no force or effect.
      The 2006 Stock Incentive Plan shall terminate on March 7, 2016.
The Employee Retirement Income Security Act of 1974
      The 2006 Stock Incentive Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.
Certain Federal Income Tax Consequences
      The following discussion of certain relevant federal income tax consequences applicable to Awards granted under the 2006 Stock Incentive Plan is a summary only, and reference is made to the Code for a complete statement of all relevant federal tax provisions. Different rules may apply in the case of a participant who is subject to Section 16 of the Exchange Act with respect to the Company.

Incentive Stock Options
      An individual will not realize any income upon the grant or exercise of an incentive stock Option. If the individual disposes of the shares acquired upon the exercise of an incentive stock Option more than two years after the date the Option is granted and more than one year after the shares are transferred to him or her, the individual will realize long-term capital gain in an amount equal to the excess, if any, of his or her selling price for the shares over the Option exercise price. In such case, the Company will not be entitled to any tax deduction resulting from the issuance or sale of the shares. If the individual disposes of the shares acquired upon the exercise of an incentive stock Option prior to the expiration of two years from the date the Option is granted, or one year from the date the shares are transferred to him or her, any gain realized will be taxable at that time as follows: (a) as ordinary income to the extent of the difference between the Option exercise price and the lesser of the fair market value of the shares on the date the Option was exercised or the amount realized from the disposition, and (b) as capital gain to the extent of any excess, which gain shall be treated as short-term or long-term capital gain depending upon the holding period of the shares. In such case, the Company may claim an income tax deduction (as compensation) for the amount taxable to the employee as ordinary income.
      In general, the difference between the fair market value of the shares at the time the incentive stock Option is exercised and the Option exercise price will constitute an item of adjustment for purposes of determining alternative minimum taxable income and, under certain circumstances, may be subject, in the year in which the Option is exercised, to the alternative minimum tax.
      If an individual uses shares which he or she already owns to pay, in whole or in part, the exercise price for shares acquired pursuant to an incentive stock Option, (a) the holding period for the newly issued shares equal in value to the old shares which were surrendered upon the exercise shall include the period during which the old shares were held, (b) the individual’s basis in the newly issued shares will be the same as his or her basis in the old shares surrendered and (c) no gain or loss will be recognized by the individual on the old shares surrendered. However, if an individual uses shares previously acquired pursuant to the exercise of an incentive stock Option to pay all or part of the exercise price under an incentive stock Option, the tender will constitute a disposition of the previously acquired shares for purposes of the one-year (or two-year) holding period requirement applicable to the incentive stock Option and the tender may be treated as a taxable exchange.

Non-Qualified Stock Options
      An individual will not realize any income at the time the non-qualified stock Option is granted. An individual who is not a director, officer or beneficial owner of more than 10% of the outstanding shares of the Company (a “director, officer or principal stockholder”), will realize income at the time he or she exercises the Option in an amount equal to the amount by which the then fair market value of the shares acquired pursuant to the exercise of the Option exceeds the price paid for the shares. If a director, officer or principal stockholder receives shares pursuant to the exercise of such an Option, he or she will realize ordinary income only on the earlier of (i) six months after the date of exercise, or (ii) the date on which he or she can sell the shares at a profit without being subject to liability under Section 16(b) of the Exchange Act, at which time he or she will be subject to tax on the difference between the then fair market value of the shares and the price paid for them. Alternatively, a director, officer or principal stockholder who would not otherwise be subject to tax on the value of his or her shares as of the date they were acquired can file a written election with the Internal Revenue Service, no more than 30 days after the shares are transferred to him or her, to be taxed as of the date of transfer. The individual then will realize income in a total amount equal to the amount by which the fair market value of the shares, as of the date he or she acquired them, exceeds the price paid for the shares.
      All income realized upon the exercise of a non-qualified stock Option will be taxed at ordinary income rates. The Company will be entitled to a tax deduction (as compensation) for the amount taxable to an individual (including a director, officer and principal stockholder) upon the exercise of a non-qualified stock Option, as described above, in the same year as those amounts are taxable to the individual.
      Shares issued pursuant to the exercise of a non-qualified stock Option generally will constitute a capital asset in the hands of an individual (including a director, officer or principal stockholder) and will be eligible for capital gain or loss treatment upon any subsequent disposition. The holding period of an individual (including a director, officer or principal stockholder) will commence upon the date he or she recognizes income with respect to the issuance of the shares, as described above. The individual’s basis in the shares will be equal to the greater of their fair market value as of that date or the amount paid for the shares. If, however, an individual uses shares which he or she already owns to pay, in whole or in part, the exercise price for shares acquired pursuant to the exercise of a non-qualified stock Option, (a) the holding period for the newly issued shares equal in value to the old shares which were surrendered upon the exercise shall include the period during which the old shares were held, (b) the individual’s basis in the newly issued shares will be the same as his or her basis in the surrendered shares, (c) no gain or loss will be realized by the individual on the old shares surrendered, and (d) the individual will realize ordinary income in an amount equal to the fair market value of the additional shares received over and above the fair market value of the old shares surrendered.

Restricted Stock
      An individual will not realize any income when the right to acquire shares subject to restricted stock awards (“Restricted Shares”) is granted to him or her, or when the certificates for the Restricted Shares themselves are registered in his or her name. The individual will realize ordinary income as and when the Restricted Shares are no longer subject to a substantial risk of forfeiture (which risk of forfeiture includes the restrictions imposed by Section 16(b) of the Exchange Act), in an amount equal to the difference between the fair market value of the Restricted Shares as of such date and the price, if any, he or she paid for the shares. Alternatively, the individual can file a written election with the Internal Revenue Service, no more than 30 days after the certificates for the Restricted Shares are issued, to be taxed as of the date of issuance on the difference between the then fair market value of the Restricted Shares and the price, if any, he or she paid for the shares. Once the individual has realized ordinary income with respect to the Restricted Shares, any subsequent increase in the value of the Restricted Shares generally will be taxed when the shares are sold as long-term or short-term capital gain, depending on how long the Restricted Shares are held. The individual’s holding period with respect to the Restricted Shares will begin on the date he or she realizes ordinary income with respect to the Restricted Shares and the basis in the shares will be equal to their then fair market value. The Company will be entitled to a tax deduction when, and to the extent, ordinary income is realized by the individual with respect to the Restricted Shares. Any dividends or other distributions paid on the Restricted Shares generally will be taxable when distributed to the individual.

RSU Awards
      An individual will not be subject to tax upon the grant of an RSU award. Upon distribution of the cash and/or shares underlying the RSUs, the individual will recognize as ordinary income an amount equal to the cash and/or fair market value (measured on the distribution date) of the shares received, and such amount will generally be deductible by the Company. The individual’s basis in any shares received will be equal to the fair market value of the shares on the date of distribution and the holding period in such shares will begin on the day following the date of distribution.

Section 280G of the Code
      In addition to the Federal income tax consequences discussed above, Section 280G of the Code provides that if an officer, stockholder or highly compensated individual receives a payment which is in the nature of compensation and which is contingent upon a change in control of the employer, and such payment equals or exceeds three times his or her “base amount” (as defined in Section 280G), then any amount received in excess of the base amount shall be considered an “excess parachute payment.” Under certain circumstances, Awards may give rise to excess parachute payments. If so, then in addition to any income tax which would otherwise be owed in connection with such payment, the individual will be subject to an excise tax equal to 20% of such excess payment, and the Company will not be entitled to any tax deduction to which it would have been entitled with respect to such excess parachute payment.

Withholding
      An employee of the Company will be subject to wage withholding on the amount of ordinary income or excess parachute payments realized by him or her, as described above. The Company or any subsidiary will take such action as it deems appropriate to ensure compliance with all Federal, state or local income tax withholding laws, including by withholding from any cash or shares otherwise due to the holder of an Award, and the holder may be required to make sufficient funds available to the Company or a subsidiary to satisfy applicable withholding obligations.

Disposition of Shares
      Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding Incentive Awards, the individual will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the individual’s basis in the shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months. Capital gain is generally taxed at a maximum rate of 15% if the property is held more than one year.

Section 162(m) of the Code
      Section 162(m) of the Code limits the deductibility by a publicly-held corporation of compensation paid in a taxable year to the chief executive officer and four other most highly compensated executive officers of the corporation. For purposes of Section 162(m) of the Code, compensation which is performance-based is not counted as subject to the deductibility limitations. Options granted under the Plan are intended to permit the full deduction by the Company, by qualifying income pursuant to such Options as performance-based compensation and, therefore, exempt from the limitations of Section 162(m). Income pursuant to non-performance based restricted stock awards and RSU awards would be subject to the deductibility limitations of Section 162(m).
Vote Required
      The affirmative vote of a majority of the votes cast on the proposal to approve the 2006 Stock Incentive Plan is required for approval of this Proposal 2.
      The Board of Directors recommends a vote FOR approval of the 2006 Stock Incentive Plan.

3.     APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Our audit committee has selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006. In the event the stockholders fail to ratify the appointment, the audit committee will reconsider this appointment. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s and the stockholders’ best interests. A representative of Deloitte & Touche LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.
Audit and Non-Audit Fees
      The following table presents fees billed for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s financial statements for the years ended December 31, 2005 and 2004 and fees billed for other services rendered by such firm during the periods:

	2005	2004
	Actual Fees	Actual Fees

Audit fees(1)	$757,302	$276,875
Audit Related Fees(2)	—	29,940
Tax Fees(2)	10,920	11,070
All Other Fees(3)	1,500	4,550

Total Fees	$769,722	$322,435

(1)	Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services rendered.

(2)	Includes fees and expenses for services rendered from January through December of the fiscal year, notwithstanding when the fees and expenses were billed. Audit related fees for 2004 include expenses for services rendered in connection with the acquisition of American Background Services, Inc.

(3)	Includes sales tax related services and annual software subscription fee.
Audit Committee Pre-Approval Policy
      The policy of the audit committee provides for pre-approval of the yearly audits, quarterly reviews and tax compliance on an annual basis. As individual engagements arise, they are approved on a case-by-case basis. The audit committee may delegate to one or more of its members pre-approval authority with respect to permitted services. All audit related services, tax services and other services were pre-approved by the audit committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Audit Committee Consideration of these Fees
      The audit committee has considered whether the provisions of the services covered under the categories of “Audit Related Fees,” “Tax Fees” and “All Other Fees” are compatible with maintaining the independence of Deloitte & Touche LLP.
      The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Audit Committee Report
      The audit committee is comprised of Thomas G. Amato, William J. Wilson and Steven F. Piaker, all of whom are independent directors as defined by Nasdaq Rule 4350(D)(2)(B). The audit committee operates under a written charter, which was adopted by the Board of Directors.
      Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee approves the selection and appointment of the Company’s independent registered public accounting firm and recommends the ratification of such selection and appointment to the Board of Directors.
      The audit committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. In this context, the audit committee met separately with each of management, the internal auditors and the independent registered public accounting firm to provide each with the opportunity to discuss any matters that should be discussed privately without the others present. Management represented to the audit committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee discussed with the independent registered public accounting firm matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).
      The Company’s independent registered public accounting firm also provided to the audit committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with the independent registered public accounting firm its independence. The audit committee also considered whether the provision by Deloitte & Touche LLP of certain other non-audited related services to the Company is compatible with maintaining such auditors’ independence.
      Based upon the audit committee’s discussion with management and the independent registered public accounting firm, the audit committee’s review of the representations of management and the report of the independent registered public accounting firm to the audit committee, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Audit Committee

Thomas G. Amato
Steven F. Piaker
William J. Wilson

Executive Compensation
      The table below sets forth certain information regarding compensation paid or accrued for 2005, 2004 and 2003 to our chief executive officer and to each of our four most highly compensated executive officers whose salary and bonus for 2005 exceeded $100,000. We refer to these officers as our named executive officers.
Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation

				Other Annual		All Other
		Salary	Bonus	Compensation	Stock	Compensation
Name and Principal Position	Year	($)	($)(4)	($)(5)	Options (#)	($)(6)

Michael R. Stanfield	2005	400,000	100,000	46,216	250,000	—
Chief Executive Officer	2004	295,000	59,000	24,616	275,000	—
	2003	294,923	287,920	15,930	66,592	—
Kenneth D. Schwarz	2005	300,000	60,000	13,658	125,000	4,507
President, Consumer and	2004	241,400	36,307	19,046	125,000	—
Small Business Solutions	2003	241,400	179,602	9,656	44,395	—
Charles P. Garner	2005	265,000	45,000	12,529	50,000	4,401
Chief Marketing Officer and	2004	226,173	24,043	10,762	135,000	—
Executive Vice President, Strategic Initiatives(1)
Neal Dittersdorf	2005	265,000	60,000	11,891	50,000	5,963
Chief Legal Officer(2)	2004	212,846	21,500	9,899	75,000	—
	2003	180,769	80,960	—	38,845	—
George K. Tsantes	2005	239,019	45,000	12,277	125,000	5,619
Executive Vice President and Chief Technology Officer(3)

(1)	Mr. Garner joined Intersections in February 2004. Salary amounts for 2004 are based on a partial year, with a total base salary of $241,400.

(2)	Mr. Dittersdorf joined Intersections in February 2003. Salary amounts for 2003 are based on a partial year, with a total base salary of $200,000.

(3)	Mr. Tsantes joined Intersections in January 2005. Salary amounts for 2005 are based on a partial year, with a total base salary of $265,000.

(4)	Our executive officers are eligible to receive a bonus based on an annual management bonus plan adopted by the compensation committee of the Board of Directors. Under the 2005 plan, the compensation committee set in advance an annual bonus amount at plan for each executive officer. The criteria for receipt of a bonus were a combination of pretax income and individual performance. In addition, the Board of Directors approved discretionary bonuses for 2005 for the executive officers based on personal performance and retention needs which are important to the Company’s execution of its business plans for 2006. The following table sets forth for 2005, 2004 and 2003, the bonus at plan and actual bonus paid, as a percentage of base salary, for each of our named executive officers:

	Bonus	Actual
Name	at Plan	Bonus

2005
Mr. Stanfield	100%	25%
Mr. Schwarz	80%	20%
Mr. Garner	60%	17%
Mr. Dittersdorf	60%	23%
Mr. Tsantes	55%	17%

2004
Mr. Stanfield	100%	20%
Mr. Schwarz	75%	15%
Mr. Garner	60%	11%
Mr. Dittersdorf	50%	10%

2003
Mr. Stanfield	100%	98%
Mr. Schwarz	75%	74%
Mr. Dittersdorf	50%	45%

(5)	This column consists of annual membership dues for a corporate country club membership for Mr. Stanfield and automobile allowances and supplemental health insurance benefit allowances for all of the named executive officers.

(6)	The column “All Other Compensation” consists of the Company’s 401(k) matching contribution in the amount of $0.50 per dollar on the first 5% of the employee’s contribution. Eligible employees vest in employer contributions 20% per year and are fully vested in five years.
Option Grants in Last Fiscal Year
      The following table sets forth information regarding the grants of stock options during 2005 to each of the named executive officers. All of these options are fully exercisable.

	Option Grants in 2005
	Individual Grants

	Number of	Percent of
	Securities	Total Options	Exercise or		Grant Date
	Underlying	Granted to	Base Price		Present Value
Name	Option Granted	Employees in 2005	($/Share)	Expiration Date	($)(1)

Michael R. Stanfield	250,000	26%	$13.00	1/19/2015	5.70
Kenneth D. Schwarz	125,000	13%	$13.00	1/19/2015	5.70
Charles P. Garner	50,000	5%	$13.00	1/19/2015	5.70
Neal Dittersdorf	50,000	5%	$13.00	1/19/2015	5.70
George K. Tsantes	125,000	13%	$13.00	1/19/2015	5.70

(1)	The grant date present value was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

Expiration date	1/19/2015
Expected dividend yield	0%
Expected volatility	52%
Risk free interest rate	3.55%
Expected life of options	4
      The actual value of the stock options is dependent on the actual future performance of our common stock, the continued employment of the option holder throughout the vesting period and the timing of the exercise of the options. Accordingly, the actual values achieved may differ from the values set forth in this table.
Option Exercises and Year-End Option Values
      The following table sets forth information for each of the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the value of unexercisable in-the-money options, as of December 31, 2005.
Aggregated Option Exercises in 2005
and December 31, 2005 Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		December 31, 2005 (#)		December 31, 2005 ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael R. Stanfield	82,000	1,019,709	1,834,218	66,593	$4,028,989	$81,908
Kenneth D. Schwarz	30,000	341,996	545,051	40,927	423,616	50,340
Charles P. Garner	—	—	190,549	—	6,825	—
Neal Dittersdorf	—	—	144,422	19,423	23,889	23,891
George K. Tsantes	—	—	125,000	—	—	—

(1)	Assumes, for all unexercised in-the-money options, the difference between the fair market value of $9.34 per share at December 31, 2005 and the exercise price of the options ranging from $0.45 to $25.23 per share.

Equity Compensation Plan Information
      The following table sets forth information as of December 31, 2005 regarding all of our existing compensation plans pursuant to which shares of equity securities are authorized for issuance:

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights (a)	Warrants and Rights (b)	in Column (a)) (c)

Equity compensation plans approved by securityholders	3,987,117	$12.61	864,757
Equity compensation plans not approved by securityholders	—	—	—

Total	3,987,117	$12.61	864,757
Employment and Noncompetition Agreements
      In January 2004, we entered into amended and restated employment agreements with Messrs. Stanfield, Schwarz and Dittersdorf and an employment agreement with Mr. Garner, and in January 2005, we entered into an employment agreement with Mr. Tsantes. The agreements provide for an initial base salary for Mr. Stanfield of $295,000, Mr. Schwarz of $241,400, Mr. Dittersdorf of $200,000, Mr. Garner of $241,400 and Mr. Tsantes of $265,000, subject to annual discretionary increases. Any subsequent increase in base salary is deemed to be the new base salary for purposes of the agreement. Each executive is eligible to receive an annual bonus based upon the meeting of goals to be set by the compensation committee, an annual car allowance equal to 4% of his base salary and supplemental medical coverage not to exceed 5% of his base salary. In addition, Mr. Tsantes was entitled to an initial grant in January 2005 of stock options for 125,000 shares of common stock at fair market value.
      Each agreement provides for at-will employment and may be terminated by us or the executive for any reason upon 60 days’ notice or for cause. In addition, each agreement provides that in the event of termination by us without cause or by the executive for good reason, the executive will be entitled to receive:

•	any earned and unpaid base salary;

•	any bonus due at the time of termination;

•	a one-time cash payment equal to the cash compensation (including base salary and bonus) received by the executive during the prior 18-month period (or 30-month period if termination occurs within 12 months after a change in control) under this or any prior agreement in exchange for a general release; and

•	medical benefit continuation for up to 18 months for the executive and his dependents.
      For purposes of the agreements, good reason means, after notice and a 30-day cure period:

•	a reduction in the base salary and/or in the aggregate benefits provided under the agreement;

•	the relocation of the executive’s office to any location outside of a 30-mile radius from the current location;

•	our material breach of the employment agreement; or

•	our failure to obtain an agreement from any successor to guarantee or assume our performance under the employment agreement;

except that in the event of a change in control, we shall cease to have a 30-day cure period.
      For purposes of the agreements, change of control generally means:

•	the acquisition of 30% or more of our common stock, unless the acquisition is by us, any existing director or officer, any of our employee benefit plans or by any corporation owned by our stockholders in substantially the same proportions as their ownership of us;

•	a merger or consolidation, unless our shareholders continue to control at least 50% of our voting power after the transaction; or

•	the sale of all or substantially all of our assets.
      Each employment agreement also provides that the executive shall not divulge confidential information, shall assign intellectual property rights to us and shall not compete with us or solicit our customers or employees for a period of 18 months after termination of the executive’s employment.
Compensation Committee Interlocks and Insider Participation
      Thomas L. Kempner, David M. Phillips, and William J. Wilson were members of the compensation committee in 2005. None of the executive officers of the Company has served on the Board of Directors or compensation committee of any other entity that has had any of such entity’s officers serve either on the Company’s Board of Directors or compensation committee.
Compensation Committee Report on Executive Compensation
      The compensation committee currently consists of Thomas L. Kempner, David M. Phillips, and William J. Wilson. The compensation committee is responsible for determining the level of compensation paid to the Chief Executive Officer, approving the level of compensation paid to the Company’s other executive officers, determining awards under, and administering, the Company’s incentive-compensation plans and equity-based compensation plans and reviewing and establishing any and all other executive compensation plans adopted from time to time by the Company. The Company’s philosophy for compensating executive officers is designed to attract, retain, motivate and reward key executives in the Company’s highly competitive industry. The Company’s compensation program for 2005 consisted of salary, bonuses and stock option grants designed to motivate individuals to enhance the long-term value of the Company’s stock.
      The amount of compensation to be paid to an executive officer is generally based upon the compensation committee’s subjective analyses of each individual’s performance, contributions to the Company and responsibilities to be undertaken on behalf of the Company. The Board of Directors has approved employment agreements for each of the executive officers, including the Chief Executive Officer, which establishes the base salary for each officer. Pursuant to the employment agreements, the base salary must be reviewed at least annually by the Board of Directors and may be increased, but not decreased, in its sole discretion. The compensation committee did not use any specific qualitative or quantitative measures or factors in assessing individual performance and reviewing base salaries and making its recommendations to the Board of Directors. The compensation committee reviewed the Company’s earnings, stock performance, industry position and salaries paid by its competitors and peer companies that compete with the Company for executives. For 2005, the compensation committee recommended and the Board of Directors approved increases in the salary of each of the executive officers based on the performance of the Company in 2004 and upon its knowledge of salaries paid by competitors and peer companies as disclosed in public documents. In reviewing these criteria, the compensation committee determined that salaries paid by the Company to its executive officers were comparable and appropriate.
      The Company has established an annual management bonus plan for its executive officers and other key employees which has been approved by the compensation committee and the Board of Directors. Under the 2005 plan, the compensation committee set in advance for each of the participants an annual bonus amount at plan, which was expressed as a percentage of base salary. The criteria for receipt of a bonus were a combination of pretax income and individual performance. In addition, the Board of Directors approved discretionary bonuses for the Chief Executive Officer and the other executive officers based on personal performance and retention needs which are important to the Company’s execution of its business plans for 2006. Further information regarding the 2005 plan is set forth under “Executive Compensation — Summary Compensation Table.” In March 2006, the Board of Directors, based on the recommendations of the compensation committee, approved the 2006 management bonus plan for the Company’s executive officers and key employees, details of which are contained in our Current Report on Form 8-K filed with the SEC on March 14, 2006.
      Equity-based compensation is also an important element of the Company’s compensation program. The 1999 and 2004 Stock Option Plans were adopted and approved by the Board of Directors to allow the Company to grant options to purchase shares of the Company. The compensation committee determines in its sole discretion, subject to the terms and conditions of the option plans, the size of a particular award based upon its subjective assessment of the individual’s performance, responsibility and functions and how this performance may have contributed to the Company’s performance. The compensation committee believes awards pursuant to the option plans align the interests of management with those of the Company’s stockholders by emphasizing long-term stock ownership and increases in stockholder value. Management will be benefited under such plan only if the other stockholders of the Company also benefit. The purpose of the option plans is to encourage executives and others to acquire a larger proprietary interest in the Company, thereby further stimulating their active interest in the development and financial success of the Company. The number of awards that the compensation committee will grant to executive officers will be based on individual performance and level of responsibility. Since stock option awards are tied to the future performance of the Company’s Common Stock, they will provide value only if the price of the Company’s Common Stock exceeds the exercise or grant price of the stock options.
      The compensation committee continues to believe that the incorporation of equity awards tied to the performance of the Company’s stock should be an essential element of overall pay packages. However, after considering the recently issued Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS 123R), public comment on the accounting treatment of stock options, and the requirement that stock options be treated as an expense in the Company’s financial statements, the compensation committee evaluated and then recommended certain changes to the Company’s existing stock option awards and alternatives to traditional stock option grants for equity awards, including grants of restricted stock and RSUs, for all participants in the Company’s equity based plans. Since the value of restricted stock and RSU awards fluctuates based on the trading price of the Company’s Common Stock, these awards will provide value to the recipient even if the future per share trading price is below the grant date trading price. Based on the compensation committee’s recommendations in this regard, the Board of Directors approved (a) the acceleration of the vesting of certain unvested stock options previously awarded under the Company’s 2004 Stock Option Plan, details of which are contained in our Current Report on Form 8-K filed with the SEC on December 19, 2005, and (b) subject to stockholder approval at the Annual Meeting, the 2006 Stock Incentive Plan, which permits awards of restricted stock and RSUs in addition to stock options, and certain grants of RSUs thereunder, details of which are contained in “Proposal 2, Proposal to Approve the 2006 Stock Incentive Plan.”
      The Chief Executive Officer’s salary for 2005 was established in accordance with the terms of his employment agreement which was based on the compensation committee’s subjective analysis of his performance and contributions to the Company. The Chief Executive Officer is eligible under his employment agreement to receive an annual bonus based upon the meeting of goals set by the compensation committee. For 2005, Mr. Stanfield’s bonus was determined under an annual management bonus plan adopted by the compensation committee and approved by the Board of Directors for all executive officers. The compensation committee set in advance an annual bonus amount at plan, which for Mr. Stanfield was 100% of his base salary. The criteria for receipt of a bonus were a combination of pretax income and individual performance. In addition, the compensation committee had discretion to grant an additional bonus to Mr. Stanfield. In March 2006, the compensation committee recommended, and the Board of Directors approved, a bonus award for Mr. Stanfield under the plan equal to $80,000, which is equal to 20% of his base salary, and an additional discretionary bonus equal to $20,000 based on his personal performance and retention needs which are important to the Company’s execution of its business plans for 2006. Finally, Mr. Stanfield received a grant of 250,000 options in February 2005. The compensation committee considers this grant to be appropriate and competitive for the following reasons: to recognize Mr. Stanfield’s efforts in continuing the Company’s growth, to reward Mr. Stanfield for his performance and leadership, the option grant is comparable to equity grants provided to chief executive officers of similarly situated companies, the option grant places a significant portion of his total compensation at risk, since the option grant delivers a return only if the Company’s common stock appreciates over the option term, and the vesting provisions are designed to retain the services of Mr. Stanfield for an extended period of time. Finally, the compensation committee also uses its knowledge of salaries and bonuses and equity compensation paid by competitors of the Company to their chief executive officers, as well as the performance of the Company’s competitors.
      Under Section 162(m) of the Internal Revenue Code of 1986, as amended, publicly-held corporations such as the Company may not take a tax deduction for compensation in excess of $1,000,000 paid to the chief executive officer or the other four most highly compensated executive officers, other than certain qualified “performance-based” compensation. The compensation committee continues to evaluate maximizing the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers. The Company believes that stock options and performance-based restricted stock and RSU grants qualify as performance-based compensation and are not subject to deductibility limitations under Section 162(m) of the Code; however, grants of restricted stock and RSUs which are not subject to specific quantitative performance measures will likely not qualify as “performance based” compensation and, in such event, would be subject to the deductibility limitations of Section 162(m).

Compensation Committee

Thomas L. Kempner
David M. Phillips
William J. Wilson

PRINCIPAL STOCKHOLDERS
Security Ownership of Certain Beneficial Owners
      The following is a schedule of all persons who, to our knowledge, beneficially owned more than 5% of the outstanding common stock of the Company as of April 1, 2006:

	Number of Shares	Percent
Name and Address	Beneficially Owned	of Stock

Loeb Holding Corporation(1) 61 Broadway New York, NY 10006	7,127,768	42.7
Heartland Advisors, Inc.(2) 789 North Water Street Milwaukee, WI 53202	1,774,890	10.6
Conning Capital Partners V, L.P.(3) a fund managed by CCP Fund Managers, LLC City Place II 158 Asylum Street Hartford, CT 06103	1,744,904	10.4
Stadium Capital Management(4) 19785 Village Office Court, Suite 101 Bend, OR 97702	899,306	5.4

(1)	According to Schedule 13G filed with the SEC on February 14, 2005. Includes 210,875 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of the date hereof. Thomas L. Kempner, one of our directors, is the beneficial owner of 51% of the voting stock of Loeb Holding Corporation and disclaims beneficial ownership of our common stock held by Loeb Holding Corporation except to the extent of his pecuniary interest in Loeb Holding Corporation.

(2)	According to Schedule 13G/ A filed with the SEC on February 3, 2006 by Heartland Advisors, an investment adviser registered with the SEC, and William J. Nasgovitz, President and principal shareholder of Heartland Advisors. The shares may be deemed beneficially owned by (a) Heartland Advisors by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and (b) Mr. Nasgovitz, as a result of his ownership interest in Heartland Advisors. Heartland Advisors and Mr. Nasgovitz each specifically disclaim beneficial ownership of any shares reported on such Schedule 13G/ A.

(3)	According to Schedule 13G filed with the SEC on February 9, 2005, Steven Piaker, one of our directors, is a partner and member of CCP Fund Managers, LLC. CCP Fund Managers, LLC is the manager member of Conning Investment Partners V, L.L.C., which is the general partner of Conning Capital Partners V, L.P. CCP Fund Managers has investment and voting control over the shares held by Conning Capital Partners V, L.P., which it exercises through majority vote of its five-member investment committee, consisting of John B. Clinton, Preston B. Kavanagh, Michael E. Aspinwall, David W. Young and Mr. Piaker. Mr. Piaker is also a member of Conning Investment Partners V, L.L.C. Mr. Piaker disclaims beneficial ownership of the shares of common stock owned by Conning Capital Partners V, L.P.

(4)	According to Schedule 13G filed with the SEC on February 13, 2006. Stadium Capital Management (“SCM”) is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. Alexander M. Seaver and Bradley R. Kent are the Managing Members of SCM.

Security Ownership of Directors and Executive Officers
      The following is a schedule of the security ownership of our directors and executive officers named in the Summary Compensation Table as of April 1, 2006:

	Number of Shares	Percent
Name and Address	Beneficially Owned(1)	of Stock

Michael R. Stanfield	1,844,163	9.9
Kenneth D. Schwarz	551,555	3.2
Neal Dittersdorf	154,134	*
Charles P. Garner	190,549	1.1
George K. Tsantes	128,200	*
Thomas G. Amato	12,049	*
Thomas L. Kempner(2)	7,136,317	42.7
David A. McGough	140,623	*
Norman N. Mintz(3)	52,994	*
Steven F. Piaker(4)	1,753,453	10.5
David M. Phillips(5)	29,161	*
William J. Wilson	25,197	*

All executive officers and directors as a group	12,018,395	61.1

*	Less than 1%.

(1)	Includes or consists of the following shares which such persons have, or will within 60 days of April 1, 2006 have, the right to acquire upon the exercise of stock options: Mr. Stanfield — 1,843,676 (359,112 of which are owned by a trust over which Mr. Stanfield has sole voting and investment power); Mr. Schwarz — 551,555; Mr. Dittersdorf — 154,134; Mr. Garner — 190,549; Mr. Tsantes — 125,000; Mr. Amato — 8,549; Mr. Kempner — 8,549; Mr. McGough — 8,549; Mr. Mintz — 8,549; Mr. Piaker — 8,549; Mr. Phillips — 14,098; Mr. Wilson — 14,098; and 2,935,855 for all directors and executive officers as a group.

(2)	Includes 6,916,893 shares and 210,875 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of the date hereof held by Loeb Holding Corporation. Mr. Kempner is the beneficial owner of 51% of the voting stock of Loeb Holding Corporation and disclaims beneficial ownership of our common stock held by Loeb Holding Corporation except to the extent of his pecuniary interest in Loeb Holding Corporation.

(3)	Includes 44,445 shares held by his wife and to which he disclaims beneficial ownership.

(4)	According to Schedule 13G filed with the SEC on February 9, 2005, Steven Piaker, one of our directors, is a partner and member of CCP Fund Managers, LLC. CCP Fund Managers, LLC is the manager member of Conning Investment Partners V, L.L.C., which is the general partner of Conning Capital Partners V, L.P. CCP Fund Managers has investment and voting control over the shares held by Conning Capital Partners V, L.P., which it exercises through majority vote of its five-member investment committee, consisting of John B. Clinton, Preston B. Kavanagh, Michael E. Aspinwall, David W. Young and Mr. Piaker. Mr. Piaker is also a member of Conning Investment Partners V, L.L.C. Mr. Piaker disclaims beneficial ownership of the shares of common stock owned by Conning Capital Partners V, L.P.

(5)	Includes 15,063 shares held in a trust and custodian accounts for the benefit of grandchildren as to which shares he has investment discretion and 5,549 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of the date hereof held by one of his grandchildren. Mr. Phillips disclaims beneficial ownership of these shares.

Certain Relationships and Related Transactions
     Relationship with Accenture Ltd.
      George “Chip” Tsantes, our Chief Technology Officer, was formerly a partner of Accenture Ltd. and continues to own less than 1% of Accenture’s outstanding shares. We have an agreement with Accenture pursuant to which Accenture will provide us with technology and process consulting services over the next 12-18 months and paid Accenture approximately $5,085,993 for these services in 2005. We believe that our agreement with Accenture was negotiated on an arm’s length basis and the terms and prices are as favorable as those we could have obtained from unrelated third parties.
     Relationship with Digital Matrix Systems, Inc.
      The chief executive officer and president of DMS serves as a member of our Board of Directors. In November 2001, we entered into a contract with DMS that provides for services that assist us in monitoring credit on a daily and quarterly basis for $70,000 per month. In December 2004, we entered into a contract with DMS that provides for certain on-line credit analysis services. In connection with these agreements, we paid DMS $894,000 in 2005. Additional amounts totaling $66,000 were paid in 2005 to DMS for various consulting and communication services. Finally, we entered into a professional services agreement effective November 11, 2005 under which DMS will provide additional development and consulting services to us pursuant to work orders that are agreed upon by the parties from time to time. As of December 31, 2005, no work has been performed under this agreement. We are obligated to make future payments of $856,000 to DMS in 2006 under these agreements. We believe that the prices charged by DMS to us are comparable to the prices that are charged by DMS to unrelated third parties.
     Registration Rights
      Loeb Holding Corporation, Conning Capital Partners and certain of our directors have been granted registration rights by us under the terms of an investors rights agreement, dated November 27, 2001 pursuant to which each such stockholder may require us, from time to time, to register for sale to the public under the Securities Act of 1933 any shares of common stock owned by them. In addition, each of these stockholders has piggyback registration rights that allow them to include their shares of common stock in registration statements initiated by us. These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares to be included in a registration statement.
Section 16(a) Beneficial Ownership Reporting Compliance
      The Company believes that during 2005 its officers, directors and holders of more than 10% of its common stock complied with all filing requirements under Section 16(a) of the Exchange Act. In making this disclosure, the Company has relied solely on written representations of its directors, officers and holders of more than 10% of the Company’s common stock and on copies of reports that have been filed with the Securities and Exchange Commission.

Stockholder Return Performance Presentation
      The following line graph sets forth for the period of April 29, 2004 (our first day of trading) through December 31, 2005, a comparison of the percentage change in the cumulative total stockholder return on the Company’s common stock compared to the cumulative total return of the NASDAQ U.S. Index and the Standard & Poor’s (“S&P”) 500 Diversified Commercial Services Index:
COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN*
AMONG INTERSECTIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P DIVERSIFIED COMMERCIAL & PROFESSIONAL SERVICES INDEX

	INDEXED RETURNS

Company/Index	4/29/04	12/31/04	12/31/05

INTERSECTIONS INC.	100.00	82.14	44.48

NASDAQ U.S. INDEX	100.00	113.78	128.36

S&P 500 DIVERSIFIED COMMERCIAL SERVICES	100.00	98.60	87.30

*	$100 invested on 4/30/04 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.
      The graph assumes that the shares of the Company’s common stock were bought at the price of $100 per share and that the value of the investment in each of the Company’s common stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends when paid. The stock price performance graph is based on historical data and is not necessarily indicative of future performance.

OTHER MATTERS
Stockholder Proposals
      Proposals of stockholders intended to be presented at the Company’s annual meeting of stockholders to be held in 2007 must be received by the Company on or prior to December 22, 2006 to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy to be used in connection with such meeting. Any notice of shareholder proposals received after this date is considered untimely.
Other Business
      At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

Michael R. Stanfield
Chairman of the Board of Directors
Dated: April 21, 2006

EXHIBIT A
2006 STOCK INCENTIVE PLAN
OF
INTERSECTIONS INC.
      1. Purpose. The purpose of this Stock Incentive Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by directors, key employees, consultants and independent contractors who are employed by, or perform services for, the Corporation and its Subsidiaries and upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such proprietary interest in the Corporation will stimulate the efforts of such directors, key employees, consultants and independent contractors on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel, directors and other service providers.
      2. Definitions. When used in this Plan, unless the context otherwise requires:

(a) “Award Agreement” shall have the meaning set forth in Section 7 hereof.

(b) “Board of Directors” shall mean the Board of Directors of the Corporation, as constituted at any time.

(c) “Chairman of the Board” shall mean the person who at the time shall be Chairman of the Board of Directors.

(d) “Change of Control” shall mean:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Corporation, any existing director or officer of the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the Common Stock of the Corporation;

(ii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the stockholders of the Corporation approve an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

(e) “Committee” shall mean the Committee hereinafter described in Section 3.

(f) “Corporation” shall mean Intersections Inc., a Delaware corporation.

(g) “Fair Market Value” on a specified date shall mean the closing price at which one Share is traded on the stock exchange, if any, on which Shares are primarily traded, or the last sale price or average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Security Dealers Automated Quotation System, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable the value of a Share as established by the Committee for such date using any reasonable method of valuation.

(h) “Incentive Award” shall mean an Option, Restricted Stock Award or RSU Award granted pursuant to this Plan.

(i) “Options” shall mean the stock options granted pursuant to this Plan in accordance with Section 8.

(j) “Plan” shall mean this 2006 Stock Incentive Plan of Intersections Inc., as adopted by the Board of Directors on March 8, 2006, subject to approval by the stockholders of the Corporation, as such Plan from time to time may be amended.

(k) “Reload Option” shall have the meaning set forth in Section 8(b).

(l) “Restricted Shares” shall mean the Shares issued as a result of a Restricted Stock Award.

(m) “Restricted Stock Award” shall mean a grant of Shares or of the right to purchase Shares in accordance with Section 9 hereof.

(n) “RSU” shall mean an unfunded and unsecured promise of the Corporation to deliver (or cause to be delivered) to the holder, a Share (or, in the sole discretion of the Board of Directors, cash equal to the Fair Market Value of the Share) on a delivery date as provided under the applicable Award Agreement.

(o) “RSU Award” shall mean a grant of RSUs in accordance with Section 10 hereof.

(p) “Sale” shall mean (i) an acquisition of securities of the Corporation as described in clause (i) of the definition of a Change of Control, except that “more than 50%” shall be substituted for “30% or more”; or (ii) the consummation of the transaction approved by the stockholders of the Corporation as described in clause (ii) or (iii) of the definition of a Change of Control.

(q) “Share” shall mean a share of common stock of the Corporation.

(r) “Subsidiary” shall mean any corporation or, for Incentive Awards other than Options that are incentive stock options, other business entity (whether or not incorporated) 50% or more of whose stock or interests having general voting power is owned by the Corporation, or by another Subsidiary as herein defined, of the Corporation.

      3. Committee. The Plan shall be administered by the Compensation Committee which shall consist of two or more directors of the Corporation, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The members of the Committee shall be selected by the Board of Directors. Any member of the Committee may resign by giving written notice thereof to the Board of Directors, and any member of the Committee may be removed at any time, with or without cause, by the Board of Directors. If, for any reason, a member of the Committee shall cease to serve, the vacancy shall be filled by the Board of Directors. The Committee shall establish such rules and procedures as are necessary or advisable to administer the Plan.
      4. Participants. The class of persons who are potential recipients of Incentive Awards granted under this Plan consist of the (i) directors of the Corporation or a Subsidiary, (ii) key employees of the Corporation or a Subsidiary, and (iii) consultants and independent contractors used by the Corporation or a Subsidiary, in each case as determined by the Committee in its sole discretion. The directors, key employees, consultants and independent contractors to whom Incentive Awards are granted under this Plan, and the number of Shares subject to each such Incentive Awards, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan.
      5. Types of Incentive Awards Under the Plan. Incentive Awards may be made under the Plan in the form of Options, Restricted Stock Awards and RSU Awards.

      6. Shares. The Committee may, but shall not be required to, grant, in accordance with this Plan, Incentive Awards with respect an aggregate of up to 2,500,000 Shares, which may be either Shares held in treasury or authorized but unissued Shares. The maximum number of Shares which may be the subject of Incentive Awards granted to any individual during any calendar year shall not exceed 2,250,000 Shares. If the Shares that would be issued or transferred pursuant to any Incentive Award are not issued or transferred and cease to be issuable or transferable for any reason, or if Restricted Shares which are subject to a Restricted Stock Award are forfeited, the number of Shares subject to such Incentive Award will no longer be charged against the limitation provided for herein and may again be made subject to Incentive Awards; provided, however, that any RSUs as to which a cash payment has been made in settlement thereof shall continue to reduce, by an equivalent number of Shares, the number of Shares which may again be made subject to Incentive Awards; provided, further, that with respect to any Incentive Awards granted to any person who is a “covered employee” as defined in Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder that is canceled or repriced, the number of Shares subject to such Incentive Award shall continue to count against the maximum number of Shares which may be the subject of Incentive Awards granted to such person and such maximum number of Shares shall be determined in accordance with Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder.
      Nothing herein contained shall be construed to prohibit the issuance of Incentive Awards at different times to the same employee, director, consultant or independent contractor.
      7. Incentive Award Agreements. Each Incentive Award granted under the Plan shall be evidenced by an award agreement or certificate (“Award Agreement”). The respective Award Agreement shall be in the forms attached hereto as Exhibits A, B, C or D or in such other form as may be determined by the Committee from time to time. The Award Agreement shall contain such provisions as the Committee in its discretion deems necessary or desirable, consistent with the terms of the Plan, and need not be identical with respect to each Award. In the case of Options, the Award Agreement shall indicate whether or not the Option is to be treated as an incentive stock option.
      8. Grant of Options.
      (a) Types of Options. At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (i) is to be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, or (ii) is not to be treated as an incentive stock option for purposes of this Plan and the Internal Revenue Code. No Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any individual who, at the time of such grant, is not an employee of the Corporation or a Subsidiary. Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as incentive stock options, and any other incentive stock options, granted to an employee (under this Plan, or any other incentive stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Internal Revenue Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Options with respect to which no designation is made by the Committee shall be deemed to be incentive stock options to the extent that the $100,000 limitation described in the preceding sentence is met. This paragraph shall be applied by taking options into account in the order in which they are granted.
      (b) Reload Options. An Option may, in the discretion of the Committee, include a reload option right which shall entitle the holder, upon the exercise of such original Option prior to the holder’s termination of employment or service (using any method of payment), to receive a new Option (the “Reload Option”) to purchase, at the Fair Market Value per Share on the date of the exercise of the original Option, the number of Shares issued upon exercise of the original Option. Any Reload Option shall be subject to the same expiration date, and shall be exercisable at the same time or times, as the original Option with respect to which it is granted. A Reload Option shall not itself include any reload option rights.

      (c) Price. The price per Share of the Shares to be purchased pursuant to the exercise of any Option shall be fixed by the Committee at the time of grant; provided, however, that the purchase price per share of the Shares to be purchased pursuant to the exercise of an Option shall, in accordance with Section 409A of the Internal Revenue Code, not be less than the Fair Market Value of a Share on the day on which the Option is granted.
      (d) Duration of Options. The duration of any Option granted under this Plan shall be fixed by the Committee in its sole discretion; provided, however, that no Option shall remain in effect for a period of more than ten years from the date upon which the Option is granted.
      (e) Ten Percent Shareholders. Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns shares possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five years.
      (f) Exercise of Options. An Option, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed at the time of grant by the Committee.
      (i) Notwithstanding the foregoing, all or any part of any remaining unexercised Options (whether or not vested) granted to any person may be exercised, subject to the timing provisions of Section 12 hereof, in the following circumstances: (a) upon the holder’s retirement from the Corporation and all Subsidiaries on or after his 65th birthday, (b) upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, (c) upon a Change of Control while the holder is in the employ or service of the Corporation, or (d) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.
      (ii) An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect, together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board or an officer of the Corporation appointed by the Chairman of the Board for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: in cash; by check payable to the order of the Corporation; by delivery to the Corporation of Shares which the holder has beneficially owned for at least six months and which shall be valued at their Fair Market Value on the date of exercise of the Option; by providing with the exercise notice an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Corporation, in cash or by check payable to the order of the Corporation, to pay the full purchase price of the Shares and all applicable withholding taxes; or by such other methods as the Committee may permit from time to time. No Option may be granted pursuant to the Plan or exercised at any time when such Option, or the granting, exercise or payment thereof, may result in the violation of any law or governmental order or regulation.
      (iii) Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto a new Option certificate in replacement of the certificate surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option certificate shall be endorsed to give effect to the partial exercise thereof.
      (iv) Notwithstanding the foregoing or any other provision of the Plan, in the event of a “Sale” (as hereinafter defined) of the Corporation, then all outstanding Options which were not previously vested pursuant to their terms or the other provisions of the Plan shall become immediately vested upon the Sale, and the following shall apply: (i) if the consideration received by the stockholders of the Corporation in connection with the Sale transaction is solely in the form of cash, then the Board of Directors, in its sole discretion, may provide that the holder of any Option not theretofore exercised shall be entitled to receive from the Corporation, or the acquirer or a successor entity, an amount of cash equal to the excess of (A) the amount of cash which the holder would have been entitled to receive if he had actually owned the Shares subject to the portion of the Option not theretofore exercised, over (B) the aggregate purchase price which would be payable for such Shares upon the exercise of the Option (which amount shall be paid at the same time as payment of the cash consideration is made to the stockholders of the Corporation in connection with the Sale), or may, in its sole discretion, make provision for such other equitable adjustment or exercisability of outstanding Options as it shall deem appropriate to prevent dilution or enlargement of rights; or (ii) if the consideration received by the stockholders of the Corporation in connection with the Sale transaction is in the form of shares of stock or other securities or property, or part cash and part shares or other securities or property, then the Corporation shall provide, in connection with such Sale, for the assumption of Options theretofore granted, or the substitution for such Options of new options of the acquiror or successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or other securities or property and the per share exercise prices; provided, however, that such assumption or substitution shall be made in accordance with Section 424 of the Code. In the event that the Board of Directors’ discretionary authority under clause (i), in and of itself, results in variable accounting treatment in connection with the Plan, then clause (i) shall be of no force or effect and in lieu thereof all outstanding Options shall become exercisable in full for a period of at least five business days preceding a Sale and any Options which are not exercised prior to such Sale shall terminate as of the date of such Sale unless provision is made by the Corporation for the assumption of, or substitution for, such Options.
      9. Restricted Stock Awards. The Committee shall have the authority to grant Restricted Stock Awards subject to the following terms and conditions:

(a) Transfer Restrictions. Restricted Shares shall be subject to such transfer restrictions and risk of forfeiture as the Committee shall determine at the time the Restricted Stock Award is granted, until such specific conditions are met (which conditions may be based on continuing employment or service, or achievement of pre-established performance objectives, or a combination of such conditions). The Restricted Shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are satisfied, removed or expire.

(b) Legend. Each certificate representing Restricted Shares issued pursuant to a Restricted Stock Award under this Plan shall bear a legend making appropriate reference to the restrictions imposed.

(c) Lapse of Restrictions. The restrictions imposed under subsection (a) hereof upon Restricted Shares shall lapse in accordance with a schedule or such other conditions as shall be determined by the Committee, subject to the provisions of Section 12 hereof.

(d) Stock Certificate. Prior to the satisfaction, expiration or lapse of all of the restrictions and conditions imposed upon Restricted Shares, a stock certificate or certificates representing such Restricted Shares shall be registered in the holder’s name but shall be retained by the Corporation for the holder’s account. The holder shall have the right to vote such Restricted Shares and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including, without limitation, the right to receive dividends, distributions and adjustments with respect thereto; provided, however, that such dividends, distributions and adjustments shall be retained by the Corporation for the holder’s account and for delivery to the holder, together with the stock certificate or certificates representing such Restricted Shares, as and when said restrictions and conditions shall have been satisfied, expired or lapsed.

(e) Purchase Price. The purchase price per Share for Restricted Shares to be purchased pursuant to Restricted Stock Awards shall be fixed by the Committee at the time of the grant of the Restricted Stock Award; provided, however, that such purchase price shall not be less than the par value of such Shares. Payment of such purchase price shall be made in cash or by check payable to the order of the Corporation or by such other method as the Committee may permit.

(f) Other Restrictions. The Committee may impose such other conditions as it may deem advisable on any Restricted Shares granted to or purchased pursuant to a Restricted Stock Award under this Plan, including, without limitation, restrictions under the requirements of any stock exchange upon which such Shares or shares of the same class are then listed, and under any securities law applicable to such Shares.
      10. RSU Awards. The Committee shall have the authority to grant RSU Awards subject to the following terms and conditions:

(a) Vesting Conditions. RSUs shall be subject to such vesting conditions as the Committee shall determine at the time the RSU Award is granted (which conditions may be based on continuing employment, service or achievement of pre-established performance objections, or a combination of such conditions).

(b) Other Conditions. The Committee may impose such other conditions as it may deem advisable on any RSU Awards granted under this Plan, including, without limitation, restrictions under the requirements of any stock exchange upon which Shares or shares of the same class are then listed, and under any securities law applicable to such Shares.

(c) Payment and Delivery of Shares or Cash. Upon satisfaction of the vesting conditions or restrictions specified by the Committee, the Corporation shall deliver to the holder one unrestricted, fully transferable Share (or, in the sole discretion of the Board of Directors, cash equal to the Fair Market Value of the Share) for each vested RSU to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied.
      11. Restrictions on Transferability of Incentive Awards. Incentive Awards shall not be transferable otherwise than by will or by the laws of descent and distribution or as provided in this Section 11. Notwithstanding the preceding the Committee may, in its discretion, authorize a transfer of all or a portion of any Incentive Award, other than an Option which is intended to qualify as incentive stock option, by the initial holder to (i) the spouse, children, stepchildren, grandchildren or other family members of the initial holder (“Family Members”), (ii) a trust or trusts for the exclusive benefit of such Family Members, or (iii) such other persons or entities which the Committee may permit; provided, however, that subsequent transfers of such Incentive Awards shall be prohibited except by will or the laws of descent and distribution. Any transfer of such an Incentive Award shall be subject to such terms and conditions as the Committee shall approve, including that such Incentive Award shall continue to be subject to the terms and conditions of the Incentive Award and of the Plan as amended from time to time. The events of termination of employment or service under Section 12 shall continue to be applied with respect to the initial holder, following which a transferred Incentive Award shall be exercisable by the transferee only to the extent and for the periods specified under Section 12. An Option which is intended to qualify as an incentive stock option shall not be transferable otherwise than by will or by the laws of descent and distribution and shall be exercisable during the holder’s lifetime only by the holder thereof.
      12. Termination of Employment or Service.
      (a) Stock Options. Except as otherwise provided in the Award Agreement, all or any part of any Option, to the extent unexercised, shall terminate immediately (i) in the case of an employee, upon the cessation or termination for any reason of the Option holder’s employment by the Corporation and all Subsidiaries, or (ii) in the case of a director, consultant or independent contractor of the Corporation or a Subsidiary who is not also an employee of the Corporation or a Subsidiary, upon the holder’s ceasing to serve as a director, consultant or independent contractor of the Corporation or a Subsidiary, except that in either case the Option holder shall have three months following the cessation of his employment with the Corporation and Subsidiaries or his service as a director, consultant or independent contractor of the Corporation or a Subsidiary, as the case may be, and no longer, within which to exercise any unexercised Option that he could have exercised on the day on which such employment, or service as a director, consultant or independent contractor, terminated; provided that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the foregoing, if the cessation of employment or service as a director, consultant or independent contractor is due to retirement on or after attaining the age of sixty-five (65) years, or to disability (to an extent and in a manner as shall be determined in each case by the Committee in its sole discretion) or to death, the Option holder or the representative of the Estate or the heirs of a deceased Option holder shall have the privilege of exercising the Options which are unexercised at the time of such retirement, or of such disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option and (i) within three months of the Option holder’s retirement, or (ii) within six months of the Option holder’s disability or death, as the case may be. If the employment or service of any Option holder with the Corporation or a Subsidiary shall be terminated because of the Option holder’s violation of the duties of such employment or service with the Corporation or a Subsidiary as he may from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion (which determination by the Committee shall be conclusive), all unexercised Options of such Option holder shall terminate immediately upon such termination of the holder’s employment or service with the Corporation and all Subsidiaries, and an Option holder whose employment or service with the Corporation and Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option he might have exercised prior to the termination of his employment or service with the Corporation and Subsidiaries.
      (b) Restricted Stock Awards and RSU Awards. Except as otherwise provided in the Award Agreement, if a holder of a Restricted Stock Award or RSU Award shall voluntarily or involuntarily leave the employ or service of the Corporation or any Subsidiary, then (i) all Restricted Shares subject to restrictions at the time his employment or service terminates (and any dividends, distributions and adjustments retained by the Corporation with respect thereto), and (ii) any RSUs subject to an RSU Award which is not vested at the time his employment or service terminates, shall be forfeited and any consideration received therefor from the holder shall be returned to the holder. Notwithstanding the foregoing, all restrictions to which Restricted Stock Awards are subject shall lapse, and the vesting conditions or restrictions under an RSU Award shall be deemed to be satisfied, upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.
      13. Acceleration Events. Notwithstanding anything else in the Plan to the contrary and unless otherwise provided in the Award Agreement, all Incentive Awards shall fully vest (i) upon the disability (to the extent determined by the Committee in its sole discretion) or death of the Incentive Award holder or (ii) upon a Change of Control or Sale while the Incentive Award holder is in the employ or service of the Corporation. “Fully Vest” shall mean (i) with respect to any Options, become fully vested and exercisable in accordance with Section 8, (ii) with respect to any other Incentive Awards, become fully vested and any restrictions applicable to such Incentive Awards shall lapse and such Incentive Awards denominated in stock will be immediately paid out, and (iii) any other conditions on such Incentive Awards shall be deemed to be fully satisfied.
      14. Adjustment of Incentive Awards. If prior to the complete exercise of any Option or prior to the satisfaction expiration or lapse of all of the restrictions and conditions imposed pursuant to a Restricted Stock Award or RSU Award, there shall be declared and paid a stock dividend upon the common stock of the Corporation or if the common stock of the Corporation shall be split up, converted, exchanged, reclassified, or in any way substituted for,

(a) Options. In the case of an Option, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution; and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder; provided, however, that such adjustment shall be made in accordance with Section 424 of the Code.

(b) Restricted Shares. In the case of a Restricted Share issued pursuant to a Restricted Stock Award, the holder of such Award shall receive, subject to the same restrictions and other conditions of such Award, the same securities or other property as are received by the holders of the Corporation’s Shares pursuant to such stock dividend, split-up, conversion, exchange, reclassification or substitution; and

(c) RSU. In the case of an RSU Award, the holder shall receive, at such time as would otherwise apply under such Award, such number and kind of securities or cash or other property to which he would have been entitled had he actually owned the Shares subject to the RSU Award at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution.
      Any fractional shares or securities issuable as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time such shares or securities would have otherwise been issued. If any such event should occur, the number of Shares with respect to which Incentive Awards remain to be issued, or with respect to which Incentive Awards may be reissued, shall be adjusted in a similar manner.
      Notwithstanding any other provision of the Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding Shares, the Committee may make such equitable adjustments to the number of Shares and the class of shares available hereunder or to any outstanding Incentive Awards as it shall deem appropriate to prevent dilution or enlargement of rights; provided, however, that with respect to Options any such adjustment shall be made in accordance with Section 424 of the Code.
      15. Issuance of Shares and Compliance with Securities Act. The Corporation may postpone the issuance and delivery of Shares pursuant to any grant or exercise of an Incentive Award until (i) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed, and (ii) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any holder of an Incentive Award shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the “Securities Act”), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the grant or exercise of an Incentive Award, or may issue stop transfer orders in respect thereof.
      16. No Right of Employment or Service. Nothing contained herein, in the Award Agreement or in an Incentive Award shall be construed to confer on any employee or director any right to be continued in the employ of the Corporation or any Subsidiary or as a director of the Corporation or a Subsidiary or derogate from any right of the Corporation and any Subsidiary to request the resignation of or discharge any employee, director, consultant or independent contractor (without or with pay), at any time, with or without cause.
      17. Income Tax Withholding. If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect of any Incentive Award, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder of such Incentive Award. In any event, the holder shall make available to the Corporation or Subsidiary, promptly when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or Subsidiary out of any funds or property (including Shares that would otherwise be issuable to the holder pursuant to the Incentive Award) due or to become due to the holder of such Incentive Award.

      18. Administration and Amendment of the Plan. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Incentive Awards not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Incentive Award, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Incentive Award; provided, however, that the Board of Directors or the Committee may amend the Plan and the terms and conditions of any Incentive Awards to comply with the applicable requirements of Section 409A of the Internal Revenue Code, without the consent of any affected holders of Incentive Awards. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of Shares issuable under the Plan or to any individual during any calendar year or change the class of persons to whom Incentive Awards may be granted shall be subject to the approval of the stockholders of the Corporation within one year of such amendment.
      The Committee shall have full power and authority to administer and interpret the Plan. Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Incentive Awards shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Incentive Awards effective or provide for their administration, and may take such other action with regard to the Plan and Incentive Awards as it shall deem desirable to effectuate their purpose.
      19. Governing Law. All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.
      20. Effective Date. This Plan is conditioned upon its approval by the stockholders of the Corporation in accordance with Sections 422 and 162(m) of the Internal Revenue Code and the applicable listing standards of the Nasdaq National Market, and any Incentive Awards granted prior to the date of such approval shall be conditioned upon such stockholder approval. If such approval is not obtained, then the Plan and any such Incentive Awards shall be void and of no force or effect.
      21. Final Grant Date. No Incentive Award shall be granted under the Plan after March 7, 2016.

Proof #1
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INTERSECTIONS INC.
2006 ANNUAL MEETING OF STOCKHOLDERS - MAY 24, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned stockholder of Intersections Inc., a Delaware corporation, hereby appoints Michael R. Stanfield, Kenneth D. Schwarz and Neal B. Dittersdorf and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 11:00 AM, local time, on May 24, 2006, and at any adjournment or adjournments thereof (the “Meeting”), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.
(Continued and to be signed on the reverse side)

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14475     ■

ANNUAL MEETING OF STOCKHOLDERS OF
INTERSECTIONS INC.
May 24, 2006

Proof #1
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. To elect 8 nominees for Directors:					2.	To approve the 2006 Stock Incentive Plan	☐	☐	☐

		NOMINEES:			3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2006	☐	☐	☐
☐	FOR ALL NOMINEES	¡	Michael R. Stanfield
		¡	Thomas G. Amato
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Thomas L. Kempner
		¡ ¡	David A. McGough Norman N. Mintz		4.	With discretionary authority upon such other matters as may properly come before the Meeting
☐	FOR ALL EXCEPT (See instructions below)	¡	David M. Phillips
		¡ ¡	Steven F. Piaker William J. Wilson
THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH HEREIN, FOR THE APPROVAL OF THE 2006 STOCK INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCH LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

					MARK “ X ” HERE IF YOU PLAN TO ATTEND THE MEETING.☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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